Exhibit 9



                              HERTZ CANADA LIMITED
                        THE HERTZ MEMBER BENEFIT PROGRAM

                         To: Microsourceonline.com Inc.
                                4390 Paletta Crt.
                             Burlington, ON L7L 5R2

This agreement is made between HERTZ CANADA LIMITED. ("Hertz") and the association referenced above ("the Association"). Hertz agrees to provide the following discounts to the Association's members:

                                DISCOUNT PROGRAM


In Canada:
----------

10% Discount on Hertz Standard Daily, Weekly, Weekend and Monthly Rates (all car
------------
classes).

5% or greater Discount on Hertz Leisure Daily, Weekly, Weekend and Monthly
----------------------
Rates (all car classes).



In the United States, excluding Puerto Rico:
--------------------

10% Discount on Hertz Standard Daily, Weekly, Weekend and Monthly Rates (all car
------------
classes).



International:
--------------

Where such  discounts are  permitted by law, a 15% Discount in Europe  and a 10%
                                               ------------                  ---
Discount at all other participating international locations on  published "Basic
--------
Time and Kilometre" Rates or "SUM Daily Rates.

5% Discount on non-prepaid Hertz Affordable Europe Weekly Rates.
-----------


From time to time, Hertz may add discounts in specific countries subject to agreement by each country's Hertz affiliate or Licensee.

Contract discounts do not include sales, use, excise tax and vehicle license fee reimbursements, or other taxes, Loss Damage Waiver (LDW), Personal Accident Insurance, Personal Effects Coverage (PAI & PEC), Liability Insurance Supplement
(LIS), Refuelling Service Charge, Airport Related fees, vehicle licensing fees, drop off charges, mobile telephone charges, or any other extra services. No discount shall apply to any such charges. All other rates published by Hertz are not discountable.






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




                                                            Issue Date: 01/08/02


These discounts are available at all participating Hertz locations. Hertz reserves the right to change eliminate or modify these discounts at any time, upon prior written notice by regular mail to the address indicated above.

All renters under this agreement are required to meet Hertz' standard qualifications in effect at the time and place of rental for financial responsibility and for renting or operating Hertz vehicles. The minimum age for any renter to receive any rates, discounts or other benefits under this agreement is age 21 in Canada and age 25 in the United States.

Hertz agrees to pay the Association a 2% fee on the net revenue tracked by Hertz at participating locations on rentals by Association members using the identification number (CDP) assigned to the Association. A minimum of $5,000 of revenue per quarter is required to be eligible for fee payment for that quarter.

The Association agrees that Hertz will be an endorsed supplier of rental cars to the members of the Association and the Association will use it's best efforts to promote The Hertz Member Benefit Program to it's membership.
        --------------------------------

This agreement is effective February 1, 2002 if accepted and forwarded to Hertz within thirty (3o) days of the issue date and shall remain in effect until and unless terminated by either party at any time, upon thirty (30) days prior written notice.




AGREED TO BY:



HERTZ CANADA LIMITED                           MICROSOURCEONLINE.COM INC.



Name:  Geno Diraddo                            Name:  Sumit Majumdar
                                                      --------------------------

Title:   Director, Sales & Marketing           Title:  President
                                                       -------------------------

Signature:                                     Signature: /s/ Sumit Majumdar
            ----------------------                        ----------------------

Date:                                          Date:      January 15, 2002
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